Exhibit 32

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Reincke, the CEO of Aegis Assessments, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aegis Assessments, Inc. on Form 10-QSB for the quarter ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Aegis Assessments, Inc.

Date: December 20, 2006
/s/ Richard Reincke
Richard Reincke
Chief Executive Officer/President

I, David Smith, the CFO of Aegis Assessments, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aegis Assessments, Inc. on Form 10-QSB for the quarter ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Aegis Assessments, Inc.

Date: December 20, 2006
/s/ David Smith
David Smith
Chief Financial Officer